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                                                                     EXHIBIT 8.1

June 21, 2006                                       Mayer, Brown, Rowe & Maw LLP
                                                           71 South Wacker Drive
                                                    Chicago, Illinois 60606-4637

                                                         Main Tel (312) 782-0600
                                                         Main Fax (312) 701-7711
                                                          www.mayerbrownrowe.com

CDF Funding, Inc.
5595 Trillium Boulevard
Hoffman Estates, Illinois 60192

Re: CDF Funding, Inc.--
    Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as tax counsel to CDF Funding, Inc. (the "Registrant"), a Delaware corporation, in connection with the preparation of a registration statement on Form S-3 relating to asset-backed notes (the "Notes") (Registration No. 333-130782, the "Registration Statement") being filed with the Securities and Exchange Commission (the "SEC") concurrently herewith under the Securities Act of 1933, as amended (the "1933 Act"), and the rules and regulations promulgated thereunder.

     The Notes for each series will be issued pursuant to a master indenture (as may be amended or otherwise modified from time to time, the "Master Indenture") and a related indenture supplement (the "Indenture Supplement" and together with the Master Indenture, the "Indenture"), between GE Dealer Floorplan Master Note Trust and Wilmington Trust Company, as indenture trustee, substantially in the form being filed concurrently herewith as an exhibit.

     We generally are familiar with the proceedings required to be taken in connection with the proposed authorization and issuance of any series of Notes and have examined copies of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purpose of this opinion, including the Registration Statement and, in each case as filed as an exhibit to the Registration Statement, (i) the form of Receivables Purchase and Contribution Agreement between CDF Funding, as seller, and the Issuer, as buyer,
(ii) the form of Servicing Agreement between the Issuer and General Electric Capital Corporation, as master servicer, (iii) the form of Master Indenture and Indenture Supplement (including the form of Notes included as exhibits thereto),
(iv) the form of Trust Agreement with Bank of New York as Owner Trustee and (v) the form of Receivables Sale Agreement between certain seller parties thereto, and CDF Funding, as buyer (collectively, the "Operative Documents").

 Berlin Brussels Charlotte Chicago Cologne Frankfurt Houston London Los Angeles
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     Independent Mexico City Correspondent: Jauregui, Navarrete y Nader S.C.

Mayer, Brown, Rowe & Maw LLP operates in combination with our associated English limited liability partnership in the offices listed above.

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[_____], 2006
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     As special tax counsel to the Registrant, we have advised the Registrant with respect to certain federal income tax aspects of the proposed issuance of the Notes after the date hereof as described in the Registration Statement. Such advice has formed the basis for the description of selected federal income tax consequences for holders of the Notes that appears under the heading "U.S. Federal Income Tax Consequences" in the Base Prospectus forming part of the Registration Statement and the heading "Structural Summary -- Tax Status" in the Prospectus Supplement forming a part of the Registration Statement. Such description does not purport to discuss all possible income tax ramifications of the proposed issuance of the Notes, but with respect to those federal income tax consequences that are discussed, in our opinion, the description is accurate.

     The opinion set forth above is based on relevant provisions of the United States Internal Revenue Code of 1986, as amended, Treasury Regulations thereunder, and interpretations of the foregoing as expressed in court decisions, administrative determinations, and legislative history as of the date hereof. These provisions and interpretations are subject to change, which may or may not be retroactive in effect, that might result in modifications of our opinion.

     This opinion is furnished by us as special counsel for the Registrant and may be relied upon by you only in connection with the transactions contemplated by the Operative Documents. It may not be used or relied upon by you for any other purpose, nor may copies be delivered to any other person, without in each instance our prior written consent. This opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances that arise after the date of this opinion and come to our attention, or any future changes in laws.

     This opinion letter is based on the facts and circumstances set forth in the Base Prospectus, the form of Prospectus Supplement and in the other documents reviewed by us. Our opinion as to the matters set forth herein could change with respect to a particular series of Notes as a result of changes in facts and circumstances, changes in the terms of the documents reviewed by us, or changes in the law subsequent to the date hereof. As the Registration Statement contemplates series of Notes with numerous different characteristics and the Base Prospectus, form of Prospectus Supplement and the Operative Documents related thereto do not relate to a specific transaction, the particular characteristics of each series of Notes must be considered in determining the applicability of this opinion to a particular series of Notes and such opinion may require modification in the context of any actual transaction.

     We consent to the filing of this letter as an exhibit to the Registration Statement and to the use of our name therein, without admitting that we are "experts" within the meaning of the 1933 Act or the rules or regulations of the Securities and Exchange Commission thereunder, with respect to any part of the Registration Statement, including this exhibit.

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[_____], 2006
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                                        Respectfully submitted,


                                        /S/ MAYER, BROWN, ROWE & MAW LLP